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                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

                                     between

                           STEVEN BYAS AND DAVID RYBAK

                                       and

                              ABLEST SERVICE CORP.

                             as of December 1, 1997

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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page #
                                                                            ------
ARTICLE I - Sale and Purchase..............................................  A-5
  1.1 Stock Purchase.......................................................  A-5
  1.2 Consideration for the Milestone Stock ...............................  A-5
  1.4 Closing .............................................................  A-6
  1.5 Effective Time ......................................................  A-6
  1.6 Letter of Credit.....................................................  A-6

ARTICLE II - Representations and Warranties of Buyer.......................  A-6
  2.1 Corporate Organization...............................................  A-6
  2.2 Authorization .......................................................  A-6
  2.3 Government Consents and Approvals ...................................  A-6
  2.4 No Conflict..........................................................  A-6
  2.5 Purchase for Investment..............................................  A-7
  2.6 Brokers and Finders .................................................  A-7

ARTICLE III - Representations and Warranties of the Shareholders...........  A-7
  3.1 Corporate Organization...............................................  A-7
  3.2 Authorization .......................................................  A-7
  3.3 Government Consent and Approvals.....................................  A-7
  3.4 Subsidiaries.........................................................  A-7
  3.5 Capitalization ......................................................  A-8
  3.6 Affiliates ..........................................................  A-8
  3.7 Litigation...........................................................  A-8
  3.8 Milestone Stock Ownership............................................  A-8
  3.9 No Conflicts.........................................................  A-8
  3.10 Financial Statements ...............................................  A-9
  3.11 Absence of Certain Changes or Events...............................   A-9
  3.12 Taxes...............................................................  A-10
  3.13 Title to Assets.....................................................  A-11
  3.14 Compliance with Laws; Authorization.................................  A-11
  3.15 Employee Benefit Plans .............................................  A-11
  3.l6 Contracts ..........................................................  A-12
  3.17 Books of Account; Records ..........................................  A-12
  3.18 Labor Relations.....................................................  A-12
  3.19 Insurance ..........................................................  A-13
  3.20 Environmental Matters...............................................  A-13
  3.21 Brokers and Finders ................................................  A-13
  3.22 Undisclosed Liabilities.............................................  A-13

ARTICLE IV - Conditions Precedent to Obligations ..........................  A-13
  4.1 Conditions to Obligations of Buyer...................................  A-13
      (a) Representations and Warranties...................................  A-13
      (b) Performance of Agreement ........................................  A-13
      (c) Consents ........................................................  A-13

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

      (d) No Adverse Change................................................. A-13
      (e) No Adverse Proceeding ............................................ A-14
      (f) Certificate....................................................... A-14
      (g) Employee Agreements and Restrictive Agreements.................... A-14
  4.2 Conditions to Obligations of the Shareholders ........................ A-14
      (a) Representations and Warranties.................................... A-14
      (b) Performance of Agreement ......................................... A-14
      (c) Consents.......................................................... A-14
      (d) No Adverse Proceedings............................................ A-14
      (e) Certificate....................................................... A-14
      (f) Employee Agreements and Restrictive Agreements.................... A-14

ARTICLE V - Closing Deliveries.............................................. A-15
  5.1 Deliveries of the Shareholders at Closing............................. A-15
  5.2 Deliveries of Buyer at Closing........................................ A-15

ARTICLE VI - Survival....................................................... A-15
  6.1 Survival of Representations, Warranties and Agreements................ A-15

ARTICLE VII - Covenants..................................................... A-16
  7.1 Covenant Not to Compete............................................... A-16
  7.2 Covenant Against Hiring .............................................. A-17
  7.3 Due Diligence Access.................................................. A-17
  7.4 Conduct of Interim Operations ........................................ A-17
      (a) Affirmative Covenants............................................. A-17
             (1) Operations ................................................ A-17
             (2) Corporate Existence........................................ A-17
             (3) Compliance with Applicable Laws ........................... A-17
             (3) Compliance with Applicable Laws............................ A-17
             (4) Insurance.................................................. A-17
             (5) Litigation................................................. A-18
             (6) Payment of Debt ........................................... A-18
             (7) Material Loss ............................................. A-18
             (8) Preservation of Business .................................. A-18
      (b) Negative Covenants................................................ A-18
             (1) New Encumbrances........................................... A-18
             (2) Disposition of Assets ..................................... A-18
             (3) Contracts ................................................. A-18
             (4) Compensation .............................................. A-18
             (5) Changes in Stock........................................... A-18
             (6) Issuance of Securities..................................... A-19
             (7) Governing Documents........................................ A-19
             (8) Indebtedness............................................... A-19
             (9) Accounting Policies and Procedures......................... A-19
             (10) Dividends ................................................ A-19
7.5 Tax Covenants .......................................................... A-19
7.6 Changes to Disclosure Schedule ......................................... A-19
7.7 Cooperation............................................................. A-19
7.8 Line of Credit.......................................................... A-19


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

ARTICLE VIII - Termination................................................. A-20
  8.1 Termination of Agreement............................................. A-20

ARTICLE IX - Miscellaneous Provisions...................................... A-20
  9.1 No Negotiations by Milestone or the Shareholders .................... A-20
  9.2 Notice............................................................... A-21
  9.3 Entire Agreement .................................................... A-21
  9.4 Binding Effect; Assignment........................................... A-21
  9.5 No Third-Party Beneficiaries......................................... A-21
  9.6 Counterparts......................................................... A-21
  9.7 Expenses............................................................. A-22
  9.8 Waiver; Consent...................................................... A-22
  9.9 Other and Further Covenants.......................................... A-22
  9.10 Governing Law....................................................... A-22
  9.11 Public Announcements ............................................... A-22


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                            STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (this "Agreement") is made and entered into as of December 1, 1997, between Steven Byas and David Rybak, the sole shareholders (the "Shareholders") of Milestone Technologies, Inc. an Arizona corporation ("Milestone"), on the one hand, and Ablest Service Corp., a Delaware corporation ("Buyer"), on the other.

          WHEREAS, Milestone owns and operates a staffing services business concentrating in the computer and information technology areas and located in the Phoenix, Arizona metropolitan areas;

          WHEREAS, the Shareholders desire to sell all outstanding shares of the capital stock of Milestone owned beneficially and of record by the Shareholders (the "Milestone Stock") upon the terms and conditions hereinafter stated;

          WHEREAS, Buyer desires to purchase the Milestone Stock from the Shareholders ("Stock Purchase") upon the terms and conditions hereinafter stated;

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                               SALE AND PURCHASE

          1.1 Stock Purchase. At the Closing (as defined herein), to be effective as of the Effective Time (as defined herein), upon the terms and subject to the conditions set forth herein, the Shareholders shall sell, assign, transfer and deliver to Buyer the Milestone Stock, free and clear of all liens, charges, claims, restrictions on transfer, security interests, pledges, voting trusts, and encumbrances of any kind (collectively, "Liens").

          1.2 Consideration for the Milestone Stock. In consideration of delivery to Buyer in accordance with this Agreement of certificates representing the Milestone Stock and in consideration of the covenant not to compete set forth in Section 7.1 of this Agreement, Buyer shall pay the following to the
Shareholders:

             (a) Base Purchase Price. At the Closing, as consideration for the Milestone Stock, Buyer shall pay, by cashier's checks or other certified or wire-transfer funds payable to the order of the Shareholders, $4.9 million plus or minus (the "Equity Adjustment") the difference between $930,000 and Shareholders' Equity (as defined herein) (collectively, the "Base Purchase Price"). Each Shareholder shall receive 50% of the Base Purchase Price.

             (b) Earnouts. For purposes of this Section 1.2(b), the following terms have the following meanings:

             (i)   the "l997 Earnout" shall mean $1,200,000;

             (ii) "EBIT" shall mean earnings before interest expense and taxes of Milestone as calculated in accordance with generally accepted accounting principles;

             (iii) "1997 EBIT" means the EBIT of Milestone for the period from
                    December 1, 1996 through November 30, 1997;

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               (iv)    the "1997 Deficit" means the difference, if any, between
                       $945,120 and the 1997 EBIT;

               (v) the "1997 Earnout Deficit" means the product of 7.195 and the 1997 Deficit;

               (vi) the "1998 Deficit" means the difference, if any, between $945,120 and the 1998 EBIT;

               (vii) the "1998 Earnout Deficit" means the product of one and the 1998 Deficit;

               (viii)  the "1998 Earnout" means $600,000;

               (ix) the "1998 EBIT" means the EBIT of Milestone for the period from December 1, 1997 through November 30, 1998 calculated on the same basis as that used for calculating 1997 EBIT and EBIT for fiscal years prior thereto and not including any corporate, inter-company or other allocated charge of Buyer and its affiliates that Milestone would not have incurred in the normal course of the conduct of its business prior to December 1, 1997; and

               (x) the "1998 Excess" means the amount, if any, by which 1998 EBIT exceeds $945,120.

As additional consideration for the Milestone Stock, Buyer shall pay the following total amounts by checks payable to the order of the Shareholders, with each Shareholder receiving 50% of the applicable total amount paid at the particular time set forth herein: (i) at the Closing, the 1997 Earnout if 1997 EBIT equals or exceeds $945,120 or, if the 1997 EBIT is less than $945,120, an amount equal to the 1997 Earnout minus the 1997 Earnout Deficit and (ii) on or before February 15, 1999, the 1998 Earnout if the 1998 EBIT equals $945,120 or, if the 1998 EBIT is less than $945,120, an amount equal to the 1998 Earnout minus the 1998 Earnout Deficit, or if the 1998 EBIT exceeds $945,120, the entire 1998 Earnout plus an amount equal to 20% of the 1998 Excess plus an amount equal to the product of (A) the 1997 Earnout Deficit and (B) the lessor of one
(1) and a fraction the numerator of which equals the 1998 Excess and the denominator of which equals the 1997 Deficit (the aforesaid payments collectively, the "Earnout Payments").

               (c) Non-Compete Payment. As consideration for the covenant not to compete set forth in Section 7.1 of this Agreement, Buyer shall pay at the Closing $50,000 to each of the Shareholders (the "Non-Compete Payments").

               (d) For purposes of Article I of this Agreement, the following terms have the following meanings:

                       (i) "Shareholders Equity" means total assets of Milestone minus total liabilities of Milestone, all as shown on the balance sheet as of November 30, 1997, to be prepared in accordance with generally accepted accounting principles by Buyer's independent auditors (with the assistance of Milestone's auditors) on or before the Closing. In calculating Shareholders Equity, "total liabilities" shall not include deferred tax liabilities in excess of $230,000. If deferred tax liabilities exceed $230,000, the excess over $230,000 will be added to Shareholders Equity at November 30, 1997, the

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                    effect of which will be to negate the impact the excess
                    deferred liabilities otherwise would have on the Equity Adjustment.

               (ii) "Consideration" means the Base Purchase Price, the Earnout
                    Payments and the Non-Compete Payments.

     1.3 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., Phoenix time, on April 6, 1998, at Milestone's principal office, or on such other date or at such other place as the parties may agree. The date and time of the Closing are sometimes referred to herein as the "Closing Date."

     1.4 Effective Time. The "Effective Time" shall mean 12:01 a.m., Phoenix time, on Monday, December 1, 1997.

     1.5 Operation of Milestone. The parties agree that from the Effective Time to the Closing, the business of Milestone shall be deemed operated for the benefit of Ablest, which shall be entitled to the profits thereof during such time should the Closing occur, and during such time the Shareholders will be compensated only at the salary rates set forth in the Employment Agreement (as defined herein) to be executed at the Closing by each of them.

     1.6 Letter of Credit. To secure the Shareholders against certain adverse tax consequences that could result from the Buyer's failure to close hereunder in breach of this Agreement, the Buyer has delivered to the Shareholders a letter of credit (expiring June 25, 1998) in the amount of $250,000.00 in the form attached hereto as Exhibit A (the "Letter of Credit").

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Shareholders that:

     2.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to enter into this Agreement, perform its obligations hereunder and consummate the Stock Purchase.

     2.2 Authorization. All necessary and appropriate corporate action has been taken by Buyer with respect to the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms.

     2.3 Government Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or agency is required in connection with the execution and delivery of this Agreement by Buyer or its performance of the terms hereof or for the validity or enforceability thereof.

     2.4 No Conflict. Neither the execution and delivery of this Assignment by Buyer nor the consummation by Buyer of the Stock Purchase will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Buyer, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or cause a default under, or result in the


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creation of any Lien upon any of the properties or assets of Buyer, under any agreement, indenture, or instrument, binding on Buyer or its properties or assets, or (iii) violate any judgment, order, decree, stipulation, injunction or charge of any court, administrative agency or commission or other governmental authority or instrumentality by which Buyer is bound.

         2.5 Purchase for Investment. Buyer is acquiring the Milestone Stock for its own account for investment purposes and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended. Buyer will refrain from transferring or otherwise disposing of the Milestone Stock, or any interest therein, in such a manner as to violate any securities laws.

         2.6 Brokers and Finders. Except for employing International Business Consultants Inc. ("IBC"), Buyer has not employed any broker or finder or incurred any liability for brokerage fees in connection with the Stock Purchase. Buyer will be responsible for the fee owed to IBC.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders jointly and severally represent and warrant to Buyer that:

         3.1 Corporate Organization. Milestone is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. Milestone has all requisite power and authority and, except as set forth on the attached schedule (the "Disclosure Schedule"), all governmental licenses, authorizations, consents and approvals necessary to own, lease and operate its properties and conduct its businesses as presently conducted or currently proposed to be conducted. Milestone is not qualified to do business as a foreign corporation in any jurisdiction, and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign corporation in any jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect on Milestone. "Material Adverse Effect" as used in this Agreement means, with respect to any event, act, condition or occurrence, a material adverse effect upon any of (i) with respect to Milestone, the properties, assets, liabilities, business, results of operations, prospects or condition (financial or otherwise) of Milestone, and (ii) with respect to Milestone, the Shareholders or Buyer, the ability of either Milestone, the Shareholders or Buyer, as the case may be, to consummate the Stock Purchase or to perform their respective obligations set forth herein. True, accurate and complete copies of the charter and bylaws, including all amendments thereto, of Milestone have heretofore been delivered to Buyer.

         3.2 Authorization. Each of the Shareholders has the capacity and legal right to execute, deliver and perform this Agreement and to consummate the Stock Purchase. This Agreement has been executed and delivered by the Shareholders and constitutes a valid and binding obligation enforceable against them in accordance with its terms.

         3.3 Government Consent and Approvals. No consent, approval, order or authorization of, or declaration or filing with, any governmental or regulatory authority or agency is required in connection with the execution and delivery of this Agreement by the Shareholders or their performance of the terms hereof or for the validity or enforceability thereof as to them.

         3.4 Subsidiaries. Milestone has no subsidiaries and holds no direct or indirect beneficial interest in any corporation, partnership, joint venture, limited liability company, entity or enterprise


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(collectively, "Entity"). Milestone is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Entity.

         3.5 Capitalization. The authorized capital stock of Seller consists of 1,000,000 shares of common stock, without par value, 380,000 of which are issued and outstanding and owned beneficially and of record by the Shareholders and 120,000 of which are issued and held in treasury. Except as set forth in the Disclosure Schedule, there are no outstanding subscriptions, options (including employee stock options), warrants, puts, calls, agreements, understandings, restrictions, or other commitments or rights of any type to which Milestone or either Shareholder is a party, or by which any such party is bound, relating to the issuance, sale or transfer by Milestone or either Shareholder of any capital stock or other securities of Milestone. There are no outstanding securities which are convertible into or exchangeable for any shares of capital stock of Milestone. Milestone has no obligation of any kind to issue any additional securities or to repurchase, redeem or otherwise acquire any shares of its capital stock. Upon the sale of the Milestone Stock to Buyer at the Closing, Buyer will acquire the entire legal and beneficial ownership in the Milestone Stock, free and clear of any Liens.

         3.6 Affiliates. Neither Milestone nor either Shareholder has any direct or indirect interest in any corporation, partnership, joint venture, limited liability company, or other entity or enterprise which is involved in any way with, competes with, or conducts any business similar to any business conducted by Milestone or Buyer. No director, officer, shareholder, or employee of Milestone has any material financial interest, direct or indirect, in any customer of, or other business which has significant transactions with, Milestone.

         3.7 Litigation. Except as set forth in the Disclosure Schedule, there is no claim, litigation, arbitration, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the best knowledge of the Shareholders, threatened, against Milestone or its assets or business, at law or in equity, before any federal, state or local court, regulatory agency, or governmental authority. Except as set forth on the Disclosure Schedule, neither of the Shareholders nor Milestone is a party to or subject to the provisions of any judgment, order, writ or injunction which may have a Material Adverse Effect on him or it.

         3.8 Milestone Stock Ownership. The Shareholders own beneficially and of record all on the Milestone Stock, free and clear of all Liens. Each Shareholder owns 190,000 shares of the Milestone Stock. All shares of the Milestone Stock are validly authorized, issued, fully paid and nonassessable and free of preemptive rights.

         3.9 No Conflicts. Except as set forth on the Disclosure Schedule, neither the execution and delivery of, and compliance with, this Agreement by the Shareholders nor the consummation by the Shareholders of the Stock Purchase will (i) conflict with or result in a breach of any provision of the charter or bylaws of Milestone, (ii) violate, conflict with or result in the breach of any term, condition or provision under any law or regulation applicable to Milestone or the Shareholders or any of Milestone's assets, (iii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or cause a default under, or result in the creation of any Lien upon any of the properties or assets of Milestone under, any agreement, indenture, or instrument binding on Milestone or the Shareholders or upon any of their respective properties or assets, or (iv) violate any judgment, order, decree, stipulation, injunction or charge of any court, administrative agency or commission or other governmental or regulatory authority or instrumentality by which Milestone or either Shareholder is bound. Milestone has a line of credit with M&I Thunderbird Bank, which is its only line of credit (the


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
"Thunderbird Line"). As of November 30, 1997, and as of the date hereof, there are no amounts owed or outstanding under the Thunderbird Line.

         3.10 Financial Statements. Attached to the Disclosure Schedule are the balance sheets (the "Balance Sheets") of Milestone as of June 30, 1997, November 30, 1996 and November 30, 1995, and the related statements of operations and cash flows for the seven months ended June 30, 1997 and the two years ended November 30, 1996 and the accompanying notes (together with the Balance Sheets, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Milestone in accordance (except for the June 30, 1997 financial statements) with generally accepted accounting principles consistently applied, and, except as set forth in the Disclosure Schedule, fairly present in all material respects the financial position of Milestone as at the dates thereof and the results of its operations for the periods then ended.

         3.11 Absence of Certain Changes or Events. Except as set forth in the Disclosure Schedule, since June 30, 1997, there has not been:

                  (a) Any event or change relating to the business of Milestone that has had or would be reasonably likely to have a Material Adverse Effect on Milestone;

                  (b) Any declaration, setting aside or payment of any dividend or distribution (in cash or in kind) to any person or entity with respect to the capital stock of Milestone; any direct or indirect redemption, purchase or other acquisition by Milestone of any of its capital stock or of any options warrants, rights or agreements to purchase or acquire such stock;

                  (c) Any increase in amounts payable by Milestone to or for the benefit of, or committed to be paid by Milestone to or for the benefit of, any shareholder, director, officer, partner, consultant, agent or employee, or in any benefits granted under any benefit plan, payment or arrangement made to, for the benefit of, or with any of the foregoing;

                  (d) Any transaction entered into or carried out by Milestone other than in the ordinary and usual course of its business;

                  (e) Any borrowing or agreement to borrow funds; any incurring of any other obligation or liability, contingent or otherwise, except current liabilities incurred in the usual and ordinary course of business; or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other individual, firm, corporation or other entity by Milestone;

                  (f) Any material change made by Milestone in the methods of doing business or any change in the accounting principles or practices of Milestone or the method of application of such principles or practices;

                  (g) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property of Milestone; any purchase of or any agreement to purchase capital assets for an amount in excess of $10,000 for any one such purchase made by Milestone or in excess of $40,000 in the aggregate for all such purchases made by Milestone; or any lease or any agreement to lease, as lessee, any capital assets made by Milestone;

                  (h) Any loan or advance made by Milestone to any individual, firm, corporation or other entity except for advances not material in amount made in the usual and ordinary course of business to employees; or


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
                  (i) Any modification, waiver, change, amendment, rescission or termination of any material contract, agreement, or other instrument to which Milestone is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business.

         3.12     Taxes.

         (a)      Except as disclosed in the Disclosure Schedule:

                  (i) Milestone has (A) duly filed with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by it on or prior to the Closing Date, and such Tax Returns are true, correct and complete, and (B) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes (as hereinafter defined) due with respect to periods ending on or prior to the Closing Date;

                  (ii) all monies which Milestone has been required by law to withhold from employees or other contractors with respect to payments made or periods ending on or before the Closing Date have been withheld and timely paid to the appropriate governmental authority;

                  (iii) as of the date hereof, the Tax Returns for Milestone are not currently the subject of any audits, investigations or proceedings by any taxing authority (collectively, "Audits"), and Milestone has not received any notice of deficiency or assessment from any taxing authority with respect to liabilities for Taxes which have not been paid or finally settled, other than Audits, deficiencies or assessments disclosed in the Disclosure Schedule which are being contested in good faith through appropriate proceedings; and

                  (iv) the federal income Tax Returns of Milestone have never been audited, and no waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency granted by Milestone is currently in effect.

         (b) "Taxes" means all taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, estimated taxes, excise, personal property, real property, sales, ad valorem, value-added, leasing, withholding, social security, workers compensation, unemployment insurance, occupation, use, severance, premium, service, service use, license, stamp, payroll, employment, windfall profit, environmental, alternative or add-on minimum tax, franchise, transfer and recording taxes, customs duties and other taxes, fees and charges, imposed by the United States or any state, local or foreign governmental authority whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties, additions to tax, or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies, imposts, duties or other assessments. "Tax Return" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

         (c) Milestone (i) has not filed a consent pursuant to Section 341(f) of the Code nor agreed to have Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code), (ii) has not agreed, or is not required, to make any adjustment under Section


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481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes, (iii) has not made an election, or is not required, to treat any asset as owned by another person pursuant to the provisions of former Section 168(f)(8) of the Code, (iv) is not now or has not ever been a party to any agreement, contract, arrangement, or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, (v) has not participated in an international boycott as defined in Section 999 of the Code,
(vi) is not now or has not ever been a "foreign person" within the meaning of
Section 1445(b)(2) of the Code, (vii) is not now or has not ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and (viii) has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local tax provision. After the date hereof, no election with respect to Taxes or any extension of any period of limitation will be made without the written consent of Buyer.

         (d) Except as set forth in the Disclosure Schedule, Milestone has not been a member of any affiliated, consolidated, combined, unitary or aggregate group for purposes of filing Tax Returns or paying Taxes, and Milestone has no liability under Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign Tax law for the Taxes of any member (other than such party) of such a group.

         (e) Complete and correct copies of the federal, state and local Tax Returns of Milestone for the years 1991 to 1995, inclusive, have been furnished to Buyer.

         (f) The Shareholders shall be responsible for and shall pay all Taxes owed by Milestone as a result of any Audits of any Tax Returns with respect to periods ending on or prior to the Closing Date.

         3.13 Title to Assets. Except as set forth on the Disclosure Schedule, Milestone has marketable title to all furniture, fixtures, equipment, and machinery (the "Fixed Assets") and all other of its assets, in all cases free and clear of all Liens. Except as set forth in the Disclosure Schedule, all of the Fixed Assets are in good working order.

         3.14 Compliance with Laws; Authorization. Milestone is in compliance, in all material respects, with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any federal or state court or governmental authority applicable to it, its business or its properties (collectively, the "Applicable Laws"). Milestone is not under investigation with respect to, nor has it been charged with or given notice of any violation of, any of the Applicable Laws. Milestone has all permits, licenses, franchises and other governmental, authorizations, consents and approvals necessary to conduct its business as presently conducted.

         3.15     Employee Benefit Plans. Except as set forth in the Disclosure
Schedule:

                  (a) Milestone has never directly or indirectly maintained or contributed to, nor is, Milestone directly or indirectly maintaining or contributing, for the benefit of the current and/or former employees of Milestone, any employee benefit plan, including, without limitation, any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employment or severance contract, any stock option plan or any plan of deferred compensation (individually, a "Plan" and collectively the "Plans"). Milestone does not have any commitment, whether formal or informal, to create any Plans.

                  (b) Milestone does not directly or indirectly maintain or contribute to (or have an obligation to contribute to) any plan, find program which provides medical, health, hospitalization, life, disability or other insurance, vacation, deferred compensation, pension, bonus, stock options, stock purchase rights, or other employee benefits with respect to present or former employees of Milestone.

                  (c) The consummation of the Stock Purchase will not entitle any current or former employee of Milestone to severance pay, unemployment compensation or any other payment.

         3.16 Contracts. The Shareholders have provided or made available to Buyer a copy of each contract, agreement, and instrument to which Milestone is a party, including all amendments and supplements thereto, which relate to its business operations, assets, properties or condition (financial or otherwise) (the "Milestone Contract). The Disclosure Schedule identifies each of the Milestone Contracts that is a contract with a customer of Milestone. Except as set forth in the Disclosure Schedule, each Milestone Contract is legally valid and binding against Milestone, in full force and effect and enforceable by and against Milestone in accordance with its terms, and there is no existing default by Milestone thereunder which would result in a Material Adverse Effect.

         3.17 Books of Account; Records; Bank Accounts. The general ledgers, stock record books, minute books and other corporate records relating to the assets, properties, contracts and outstanding legal obligations of Seller are true, correct and complete. The Disclosure Schedule sets forth a true,' correct and complete list of the names and locations of all banks or other depositories in which Milestone has accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. No person or entity holds a power of attorney of Milestone.

         3.18     Labor Relations.

                  (a) There is no collective bargaining agreement to which Milestone is a party, no collective bargaining agreement currently being negotiated by it, no union or collective bargaining unit representing any of its employees, and no organizing activity seeking to compel it to bargain with any labor union as to wages and conditions of employment.

                  (b) Milestone has complied with all applicable laws, rules and regulations relating to the employment of labor or the termination thereof, including those related to wages, salary, withholdings, employee health and safety, bonus, vacation pay and severance pay, working hours, and benefits for its employees and former employees, and the payment and withholding of taxes and other sums as required by appropriate governmental authorities, or is holding for payment not yet due to such authorities all amounts required to be withheld from such employees and former employees and is not liable to any person or entity (including any governmental entity) for any arrears of wages, commissions and benefits for employees, taxes, penalties or other sums for failure to comply with any of the foregoing, other than amounts not yet due and payable in the ordinary course of business.

                  (c) Except as set forth in the Disclosure Schedule, Milestone is not a party to any employment contract or agreement with respect to any of its employees, nor has Milestone in any other manner limited its right to terminate the employment relationship with its employees.

                  (d) Milestone maintains an insurance policy in full force and effect with the Arizona State Insurance Fund covering all of its employees and has paid all premiums on such policy and hate no outstanding debts with respect thereto. No work-related accident has occurred for which Milestone may be classified as an uninsured employer.

         3.19 Insurance. Set forth in the Disclosure Schedule is a schedule of the insurance policies (including policy limits, expiration dates, coverage layers, and named insureds) maintained by Milestone on its assets, premises, operations and personnel. All such policies are currently in full force and effect, and no notice of cancellation or termination has been received with respect to any such policy. All premiums due and payable on such policies have been paid.

         3.20 Environmental Matters. Milestone is and has been in compliance in the conduct of its business with all applicable environmental laws and regulations and any order, decree, judgment, or injunction issued, entered, promulgated or approved thereunder.

         3.21 Brokers and Finders. Neither Seller nor the Shareholders have employed any broker or finder or incurred any liability for brokerage fees, commissions or finders' fees in connection with the Stock Purchase.

         3.22 Undisclosed Liabilities. Except as set forth in the Disclosure Schedule, Milestone has no liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, and whether due or to become due) except:

                  (a) Those set forth or reflected in the Financial Statements which have not been paid or discharged since the date thereof;

                  (b)      Those arising under the Milestone Contracts; and

                  (c) Current liabilities incurred in or as a result of the conduct of its business in the ordinary and usual course consistent with past practice since June 30, 1997, which are properly reflected on its books and which are not inconsistent with the representations, warranties and agreements of the Shareholders set forth in this Agreement.

                                   ARTICLE IV
                      CONDITIONS PRECEDENT TO OBLIGATIONS

         4.1 Conditions to Obligations of Buyer. Each and every obligation of Buyer to be performed under this Agreement shall be subject to the satisfaction by the Shareholders at or prior to the Closing Date of each of the following conditions (unless waived in writing by Buyer):

                  (a) Representations and Warranties. The representations and warranties set forth in Article III of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as though such representations and warranties were made as of the Closing Date.

                  (b) Performance of Agreement. Seller and Shareholders shall have fully performed and complied with the covenants, conditions and other obligations under this Agreement which are to be performed or complied with by them at or prior to the Closing Date.

                  (c) Consents. All material third-party approvals or consents, including any such consents or approvals under the Milestone Contracts, shall have been received or satisfied.

                  (d) No Adverse Change. There shall not have been any Material Adverse Effect with respect to Milestone since the date of this Agreement. The death of either of the Shareholders prior to the Closing shall not be deemed a Material Adverse Effect with respect to Milestone, but the death of both of them prior to the Closing shall be a Material Adverse Effect giving Buyer the right to terminate this Agreement and the Letter of Credit.

                  (e) No Adverse Proceeding. There shall not be pending or threatened any claim, actions litigation or proceeding (judicial or administrative) or governmental investigation against Buyer, Milestone or the Shareholders for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation of the Stock Purchase is illegal.

                  (f) Certificate. Shareholders shall have delivered to Buyer at the Closing a certificate dated the date of Closing to the effect that the conditions set forth in subsections (a) through (e) of this Section 4.1 have been satisfied.

                  (g) Employee Agreements and Restrictive Agreements. At the Closing, each Shareholder will terminate the current employment agreement that he has entered into with Milestone prior to the date hereof, and each Shareholder will then execute and deliver to Buyer an employment agreement (the "Employment Agreement") and a restrictive agreement (the "Restrictive Agreement") substantially in the form of Exhibits B and C attached hereto.

         4.2 Conditions to Obligations of the Shareholders. Each and every obligation of the Shareholders to be performed under this Agreement shall be subject to the satisfaction by Buyer at or prior to the Closing Date of the following conditions (unless waived in writing by the Shareholders,

                  (a) Representations and Warranties. The representations and warranties of Buyer set forth in Article II of this Agreement shall have been true and correct when made, and shall be true aid correct at and as of the Closing Date as though such representations and warranties were made as of the Closing Date.

                  (b) Performance of Agreement. Buyer shall have fully performed and complied with the covenants, conditions and other obligations under this Agreement which are to be performed or complied with by it at or prior to the Closing Date.

                  (c) Consents. All material applicable third-party approvals or consents shall have been received or satisfied.

                  (d) No Adverse Proceedings. There shall not be pending or threatened any claim, action, litigation or proceeding (judicial or administrative) or governmental investigation against Buyer, Milestone or the Shareholders for the purpose of enjoining or preventing the consummation of the Stock Purchase, or otherwise claiming that this Agreement or the consummation of the Stock Purchase is illegal.

                  (e) Certificate. Buyer shall have delivered to the Shareholders at the Closing a certificate signed on its behalf by one of its officers, dated the date of the Closing Date, to the effect that the conditions set forth in subsections (a) through (d) of this Section 4.2 have been satisfied.

                  (f) Employee Agreements and Restrictive Agreements. At the Closing, Buyer will execute and deliver to the Shareholders the Employment Agreements and the Restrictive Agreement.

                                    ARTICLE V
                               CLOSING DELIVERIES

         5.1 Deliveries of the Shareholders at Closing. At the Closing, the Shareholders will deliver or cause to be delivered to Buyer the following:

                  (a) The certificate referred to in Section 4.1(f) of this Agreement.

                  (b) A certificate from the Secretary of State evidencing the good standing of Milestone in Arizona, as of a recent date.

                  (c) A copy of the Certificate of Incorporation of Milestone and all amendments thereto certified by the Secretary of State of Arizona.

                  (d)      The Restrictive Agreements and the Employment
Agreements.

                  (e) Certificates representing the Milestone Stock, endorsed in blank or together with duly executed stock transfer powers in favor of Buyer.

                  (f) The Letter of Credit, which shall be canceled by Buyer.

         5.2 Deliveries of Buyer at Closing. At the Closing, Buyer will deliver or cause to be delivered to the Shareholders the following:

                  (a) The portion of the Consideration set forth in Sections 1.2(a)(i) and 1.2(c) hereof.

                  (b) The certificate referred to in Section 4.2(e) of this Agreement.

                  (c) Certified copies of resolutions adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and consummation of the Stock Purchase.

                  (d)      The Restrictive Agreements and the Employment
Agreements.

                                   ARTICLE VI
                                    SURVIVAL

         6.1      Survival of Representations, Warranties and Agreements.

                  (a) All representations, warranties and agreements of the parties contained herein shall survive execution and delivery of this Agreement for two years following the Closing Date, except that the representations and warranties set forth in Section 3.12 shall terminate on the expiration of the periods of limitations applicable to assessment and collection of federal, state, local and foreign taxes, taking into account any extensions of such periods of limitations approved by Milestone prior to the date hereof.

                  (b) The Shareholders shall be responsible for all losses, liabilities, damages, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed on or incurred or suffered by Buyer directly or indirectly, as a result of or arising from any breach of any of the representations, warranties or covenants made by the Shareholders. Notwithstanding the foregoing, Buyer shall be responsible for attorneys and accountants fees relating to any Audit of any Tax Return with respect to periods ending on or prior to the Closing Date.

                  (c) Buyer shall be responsible for all Damages asserted against, resulting to, imposed on or incurred or suffered by the Shareholders, directly or indirectly, as a result of or arising from ally breach of any of the representations, warranties, covenants or other agreements made by Buyer in this Agreement.

                                  ARTICLE VII
                                   COVENANTS

         7.1 Covenant Not to Compete. (a) In consideration of the payment of $50,000 to each of the Shareholders as set forth in Section 1.2(c) hereof, each Shareholder covenants and agrees that, for a period of three years following the date hereof, except on behalf of Buyer or a subsidiary thereof (including Milestone), he shall not, whether on his own account or as a shareholder, partner, joint venturer or agent of any person, firm, corporation, partnership, limited liability company or other entity, or otherwise, directly or indirectly:

                           (i)      Enter into or engage in the technical
staffing business (a "Competing Business") in the Phoenix, Arizona metropolitan statistical area (the "Territory") as an officer, sales person, marketing agent, consultant, supervisor or otherwise; or

                           (ii)     Solicit customers or business patronage for
any Competing Business; or

                           (iii)    Promote or assist, financially or otherwise,
any person, firm, association, corporation, partnership, limited liability company or other entity engaged in any Competing Business in the Territory; provided, however, that the foregoing covenant shall not be deemed to have been violated by the ownership of shares of any class of capital stock of any corporation so long as the aggregate beneficial and record holdings of the Shareholders represent less than five percent (5%) of the outstanding shares of such class of capital stock.

         (b) Injunctive Relief. If a Shareholder breaches the covenant provided herein, or if Buyer shall have reason to believe that a Shareholder intends to, or is attempting to, breach this covenant, then in any such event Buyer shall be entitled to seek an injunction in any court having jurisdiction to enforce this covenant, and shall be entitled to recover from such Shareholder any and all damages resulting, directly or indirectly, from said breach.

         (c) Reformation. If the time or area of limitations, or both, contained in this covenant are held by any court of competent jurisdiction to be unreasonable or otherwise unenforceable, such covenant shall nevertheless be enforceable for such lesser time or area, or both, as the court shall find reasonable. The Shareholders acknowledge having consulted as to such covenant with counsel, fully understand the content of the same and agree, in view of the relevant facts, that the limitations contained herein are reasonable.

         (d) Termination. This covenant shall terminate automatically with respect to a Shareholder if Milestone terminates the Employee Agreement with such Shareholder without "cause" as defined therein.

         7.2 Covenant Against Hiring. The Shareholders understand that in Buyer's view it is essential to the successful operation of a technical staffing business in the Territory that Buyer retain substantially unimpaired Milestone's current operating organization. The Shareholders covenant and agree that neither of them, nor any affiliate of either of them, without the prior written consent of Buyer, shall take any action which would induce any employee, representative or independent contractor of Milestone prior to the Effective Time not to become or continue as an employee, representative or independent contractor of Milestone after the Effective Time.

         7.3 Due Diligence Access. From the date of this Agreement until the Closing, to enable Buyer to conduct due diligence, the Shareholders shall make or cause to be made available to Buyer: (i) members of management of Milestone for personal interviews; (ii) the assets and properties of Milestone for inspection; and (iii) all books of account, contracts, agreements, commitments, authorizations, insurance policies, records and documents of every character relating to Milestone's business for examination, including such of the foregoing as are needed to complete, prior to the Closing, an audit of Milestone's 1996 and 1997 fiscal years to be conducted by Buyer's outside auditors, with such assistance from Milestone's auditors as is appropriate. Accordingly, the Shareholders shall permit Buyer and its officers, employees, representatives, attorneys, accountants and agents to have access to the same at all reasonable times and places. Shareholders shall use all reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the Stock Purchase or the taking of any action contemplated by this Agreement. Buyer agrees that it will not contact any employees of Milestone before March 9, 1998, at which time Shareholders are prepared to announce the sale of the Milestone Stock. Before March 9, 1998, Buyer shall not issue any press release or make any filing with the Securities and Exchange Commission or American Stock Exchange disclosing this Agreement or the transactions contemplated hereby. Buyer agrees that it will hold in confidence any confidential or proprietary information about Milestone obtained during its due diligence and disclose such information only to those officers, employees, representatives, attorneys, accountants and agents of Buyer who have a need to know such information.

         7.4 Conduct of Interim Operations. From the date hereof to the Closing Date:

                  (a) Affirmative Covenants. The Shareholders shall do, or cause Milestone to do, the following:

                           (i)      Operations. Conduct its business as
                                    presently conducted in the usual, regular, and ordinary course and scope, and do all things in the ordinary course of business, consistent with past practice, necessary to preserve, renew, and keep in full force and effect all rights and franchises that are necessary to continue its business.

                           (ii) Corporate Existence. Maintain its corporate existence, good standing, and qualification to transact business in the State of Arizona.

                           (iii)    Compliance with Applicable Laws.
                                    Substantially comply with all Applicable
                                    Laws and timely pay all amounts that, if unpaid, would have a Material Adverse Effect on Milestone's business affairs or prospects.

                           (iv)     Insurance. Maintain all insurance.

                           (v) Litigation. Advise Buyer immediately of any lawsuit threatened or filed against Milestone or either Shareholder.

                           (vi) Payment of Debt. Duly and punctually pay all of Milestone's indebtedness in accordance with the terms and conditions of such indebtedness as and when due.

                           (vii) Material Loss. Immediately notify Buyer of any event causing or that may reasonably be expected to cause a material loss to Milestone with respect to its assets or result in a material decline in value of such assets or Milestone's business or prospects.

                           (viii) Preservation of Business. Employ best efforts to preserve Milestone's business intact, to keep available the present employees, consultants and contract programmers of Milestone, and to maintain good relations with suppliers and customers and others having business relations with Milestone.

                  (b) Negative Covenants. Milestone shall not do any of the following:

                           (i) New Encumbrances. Create, incur, assume, or suffer to exist any new encumbrance (including, but not limited to, encumbrances on property purchased under conditional sales or other title retention agreements) on any of its assets, except in the ordinary course and scope of its business.

                           (ii) Disposition of Assets. Sell, dispose of, mortgage, pledge, grant a security interest in or otherwise dispose of or encumber any asset or interests therein, except in the ordinary course and scope of its business.

                           (iii) Contracts. Enter into any contracts or agreements, or amend, modify, or terminate any contracts or agreements, except in the ordinary course and scope of its business;

                           (iv) Compensation. Except for wage increases required by law or governmental regulations, and merit or length of service increases granted in the ordinary course and scope of its business consistent with past practices, increase the compensation or benefits payable or to become payable to any employee.

                           (v) Changes in Stock. Split (including a reverse stock split), combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

                           (vi) Issuance of Securities. Issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any shares of its capital stock of any class, any other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, equity interests or convertible securities.

                           (vii) Governing Documents. Amend its charter or bylaws in a manner adverse to Buyer or otherwise inconsistent with the transactions contemplated hereby.

                           (viii) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any such obligations of others.

                           (ix) Accounting Policies and Procedures. Change any of its accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

                           (x) Dividends. Declare or pay any dividend or declare or make any other distribution, whether in cash, stock, property or any combination thereof, in respect of the capital stock of Milestone.

         7.5 Tax Covenants. All transfer, documentary stamp, sales, use, transfer, registration and other such Taxes and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Shareholders.

         7.6 Changes to Disclosure Schedule. Between the date of this Agreement and the Closing Date, the Shareholders shall promptly inform Buyer of events, circumstances, or other developments that occur between such dates that would have been described in the Disclosure Schedule had such events, circumstances or other developments occurred on or prior to the date of this Agreement. Having so informed Buyer, the Shareholders shall provide Buyer with such further information regarding such event, circumstance or development as Buyer reasonably requests. Within three business days of Buyer's receipt of such additional information, Buyer shall notify the Shareholders that: (i) the Shareholders may amend the Disclosure Schedule to describe such event, circumstance or other development, without liability to the Shareholders; or
(ii) Buyer intends to terminate this Agreement pursuant Section 8.1(b).

         7.7 Cooperation. Neither party hereto shall take any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article IV not being satisfied or that would materially impair the ability of the parties to consummate the transactions contemplated herein in accordance with the terms hereof or materially delay such consummation, and each party shall promptly advise the other orally and in writing of any change in, or event with respect to, its business or operations having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect.

         7.8 Line of Credit. The Thunderbird Line will be terminated on or prior to the Closing Date, and all security provided by Milestone in connection with such line shall be released and any related security agreement terminated.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of Buyer and the Shareholders;

                  (b) by the Shareholders if any of the representations or warranties of Buyer contained herein shall be inaccurate or untrue in any material respect and such inaccuracy cannot reasonably be expected to be cured prior to the Closing;

                  (c) by the Shareholders if any obligation, term or condition to be performed, kept or observed by Buyer hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement;

                  (d) by Buyer if any of the representations or warranties of the Shareholders contained herein shall be inaccurate or untrue in any material respect and such inaccuracy cannot reasonably be expected to be cured prior to the Closing;

                  (e) by Buyer if any obligation, term or condition to be performed, kept or observed by the Shareholders hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement; and

                  (f) by either Buyer or the Shareholders if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable.

                  Any termination pursuant to this Section 8.1 shall be effective upon notice thereof having been given to the non-terminating party in accordance with Section 9.2 hereof.

                  No party hereto shall be liable to the other party hereto if this Agreement is terminated pursuant to Section 8.1(a) or (f).

                  If this Agreement is terminated by the Shareholders pursuant to Section 8.1(b) or (c) as a result of the breach of this Agreement by Buyer, then the Shareholders shall be entitled to draw upon the Letter of Credit in full.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.1 No Negotiations by Milestone or the Shareholders. Unless and until this Agreement has been properly terminated pursuant to Article VIII hereof, neither Milestone nor either Shareholder shall directly or indirectly, through any officer, director, agent, employee, representative or otherwise, make, solicit, initiate or encourage the submission of proposals or offers, or accept offers, from any person (including any of its officers or employees) relating to any recapitalization, merger, consolidation or other business combination involving Milestone, any sale of all or a substantial portion of the assets of

Milestone, or the sale of any equity interest in Milestone (any of the foregoing, a "Competing Transaction"). During such period, neither Milestone nor the Shareholders shall, directly or indirectly, participate in any negotiations regarding, furnish to any other person any information with respect to, or otherwise cooperate, assist or participate in, any effort or attempt by any third party to propose or effect any Competing Transaction. Milestone and the Shareholders shall notify Buyer of any Competing Transaction or any inquiry relating to a possible Competing Transaction and shall deliver to Buyer any information furnished to or by any such third party.

         9.2 Notice. All notices, requests, demands and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and served either by personal delivery (which shall include delivery by Federal Express or similar services) to the party for whom it is intended or by being deposited postage prepaid, certified or registered mail, return receipt requested (or such form of mail as may be substituted therefor by postal authorities), in the United States mail, bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

         If to Buyer:                    With a copy to:

         Ablest Service Corp.            William Appleton, Esq.
         810 North Belcher Road          Baker & Hostetler LLP
         Clearwater, Florida 34625       312 Walnut Street
         Attn: W. David Foster           Suite 2650
                                         Cincinnati, Ohio 45202

         If to the Shareholders:         With a copy to:
         Steven Byas and David Rybak     William D. Fearnow, Esq.
         1356 North Hazelton Drive       Ridenour, Swenson, Cleere & Evans, P.C.
         Chandler, Arizona 85226         Two Renaissance Square
                                         40 North Central Avenue, Suite 1400
                                         Phoenix, Arizona 85004-2397

         9.3 Entire Agreement. This Agreement, the Exhibits, the Appendices and the Disclosure Schedule embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings relative to said subject matter.

         9.4 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its representatives, successors and assigns, and each Shareholder, his heirs, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other parties.

         9.5 No Third-Party Beneficiaries. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

         9.6 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


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
         9.7 Expenses. Each of the parties hereto will bear his or its own costs and expenses (including legal, accounting and consulting fees and expenses) incurred in connection with this Agreement and the Stock Purchase.

         9.8 Waiver; Consent. This Agreement may not be changed, amended, terminated, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

         9.9 Other and Further Covenants. The parties shall, in good faith, execute such other and further instruments, assignments or documents as may be necessary for the consummation of the transactions contemplated by this Agreement, and shall assist and cooperate with each other in connection with these activities.

         9.10 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Delaware, without regard to any such laws relating to choice or conflict of laws.

         9.11 Public Announcements. Neither Buyer nor the Shareholders shall, without the prior written consent of the other, make any public announcement or any release to trade publications or to the press or make any statement to any competitor, customer or any other third party with respect to the transactions contemplated herein, except such announcement, release or statement necessary in the opinion of its counsel to comply with applicable requirements of law. The parties hereto agree that upon execution of this Agreement and on the Closing Date, they shall jointly prepare press releases for appropriate dissemination.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                             ABLEST SERVICE CORP.

                                             BY: /s/ W. David Foster
                                                ----------------------------
                                                W. David Foster, President


                                             SHAREHOLDERS:

                                             /s/ Steven Byas
                                             -------------------------------
                                             Steven Byas

                                             /s/ David Rybak
                                             -------------------------------
                                             David Rybak

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